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                                                                    Exhibit 10.6

                                 LEASE AGREEMENT


           THIS LEASE AGREEMENT (this "Lease Agreement") made and entered into as of the 20th day of August, 1993, by and between 7595 RICKENBACKER LLC, a Maryland Limited Liability Company, ("Landlord"), and EXECUTIVE AMENITIES, INC., a Maryland Corporation ("Tenant").

           WHEREAS, Landlord is the owner of land upon which it is constructing a 38,000 square foot building in accordance with plans and specifications attached hereto as Exhibit "A", said property, when completed, will be identified as stated in Section 1. below ("Leased Premises"); and

           WHEREAS, Tenant has been involved in the planning process and is desirous of leasing the Leased Premises from Landlord when completed in accordance with the plans and specifications; and

           WHEREAS, Landlord desires to lease the Leased Premises to Tenant and Tenant desires to lease the Leased Premises from Landlord in accordance with the terms and conditions hereinafter set forth.

           NOW THEREFORE, in consideration of the mutual agreements herein contained, Landlord and Tenant hereby covenant and agree as follows:

           1.        Leased Premises.

           Landlord does hereby lease to Tenant and Tenant does hereby lease from Landlord, upon the following terms and conditions, the following premises:
7595 Rickenbacker Drive, Gaithersburg, Maryland.

           2.        Term.

           A. The term of this Lease (the "Lease Term") shall commence on the "Rent Commencement Date", and shall end twenty (20) Lease Years after said Rent Commencement Date. The Rent Commencement Date shall be the first day of the first calendar month after an Occupancy Permit is received on behalf of Tenant to occupy the Leased Premises. The first "Lease Year" during the term hereof shall be the period commencing on the Rent Commencement Date, and shall terminate twelve (12) full calendar months thereafter. Each subsequent Lease Year during the term hereof shall commence on the day immediately following the last day of the preceding Lease Year, and shall continue for a period of twelve
(12) full calendar months.
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           B. Notwithstanding the provisions of Section 2.A. above with respect to the term of this Lease, Tenant shall have the option to extend the term of this Lease for one (1) additional five (5) year period provided that at the time of exercise of such option, Tenant is not in default under any of the terms, provisions or conditions of this Lease. Such option shall be exercised, if at all, by Tenant giving to Landlord written notice thereof by certified or registered mall, at any time at least six (6) months prior to the end of the original Lease Term. Upon the giving of such notice, the term of this Lease shall be extended for the five (5) year period commencing at midnight on the last day of the original Lease Term upon all of the terms, provisions and conditions of this Lease except that the rent for such option period(s) shall be negotiated at the time Tenant notifies Landlord of its election to exercise its option to extend the Lease Term. In no event, however, shall the rent for any option period be less than the rent for the last year of the preceding lease term.

           3.        Rent.

           A. Commencing with the Rent Commencement Date and for the first Lease Year, Tenant covenants to pay to Landlord as fixed annual rent for the Leased Premises (the "Rent") the sum of Two Hundred Twenty Eight Thousand ($228,000.00), payable at the rate of Nineteen Thousand ($19,000.00) Dollars per month. Said amount shall increase each Lease Year by an amount equal to one-hundred (100%) percent of the percentage increase in the U.S. Department of Labor, Bureau of Labor Statistics Consumer Price Index for Urban Wage and Clerical Earners, for the Washington, D.C. Metropolitan Area (1986 = 100), All Items, at each anniversary date of the Rent Commencement Date over the corresponding index as it existed at the previous anniversary date of the Rent Commencement Date, and applying such percentage increase to the rent for the previous Lease Year. In the event that the Federal Government changes the publication frequency of the Consumer Price Index so that a Consumer Price Index is not available to make the cost of living adjustment of Tenant's Rent, the cost of living adjustment shall be based on the percentage difference between the Consumer Price Index for the closest preceding month for which the Consumer Price Index is available and the Consumer Price Index on the previous anniversary of the Rent Commencement Date. In the event that the Consumer Price Index is discontinued a comparable publication or Index will be used to determine any increase. In no event shall the rent increase for any subsequent Lease Year over the prior Lease Year be less than 5%.

           All monthly installments of Rent shall be payable in advance on the first day of each month commencing on the Rent Commencement Date.

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           B. All rent shall be payable, without demand and without setoff or other reduction, at Landlord's address as stated in Section 27.B. or such other place as Landlord designates in writing. In the event that any Rent or Additional Rent is not received by Landlord by the tenth (10th) day of each month, Tenant agrees to pay Landlord a late charge equal to five (5%) of the amount which is not timely received by Landlord.

           C. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of rent or other charges herein stipulated shall be deemed to be other than on account of the earliest stipulated rent or other charges, nor shall any endorsement or statement on any check or letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check for payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

           4.        Security Deposit.

           Tenant shall pay to Landlord the sum of Nineteen Thousand ($19,000.00) Dollars upon execution of this Lease, as a security deposit on the Leased Premises. The security deposit shall be held, without interest, as security for the full and faithful performance by Tenant of each and every term, provision, covenant and condition of this Lease. In the event that Tenant defaults in respect of any of the terms, provisions, covenants and conditions of this Lease, including but not limited to the payment of any Rent or Additional Rent, Landlord may use, apply or retain the whole or any part of the security so deposited. In the event that the Tenant shall fully and faithfully comply with all the terms, provisions, covenants and conditions of this Lease, the security deposit, without interest, shall be returned to Tenant within thirty (30) days after it surrenders the Leased Premises at the expiration of the Lease Term.

           5.        Use.

           The Leased Premises shall be used by Tenant for office and warehouse purposes, only. Tenant shall, at its sole cost and expense, promptly comply with all governmental laws, ordinances and regulations (Federal, state and municipal) applicable to the Leased Premises and Tenant's use of the Leased Premises in its business operations. Landlord agrees to cooperate in Tenant's efforts to obtain necessary permits and licenses to commence its business operation, provided, however, that this shall be at the sole, cost and expense of Tenant. Tenant shall not permit any excessive odors, smoke, dust, gas, noise or vibration to emanate from the Leased Premises, nor take any other action which would constitute a nuisance. Tenant shall not receive, store or otherwise handle, any product, material or merchandise which is explosive or highly flammable. Tenant will not permit the Leased Premises to be used for any purpose or in any manner (including, without

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limitation, any method of storage) which would render the insurance thereon void or increase the premiums therefor or the insurance risk. Landlord warrants that the Leased Premises are properly zoned for the prescribed use by Tenant of the Leased Premises.

           Tenant shall not permit the storage or discharge into the earth or its atmosphere of effluents, waste or other materials, solid, liquid or gaseous. No waste or other materials shall be disposed of by Tenant in any way or manner which would or will in the future cause the Tenant and/or Landlord to be liable for fines and penalties under the laws or rules currently in effect (Federal, state and/or municipal) or to incur expenses of any sort to correct any such condition. Tenant shall indemnify and hold Landlord harmless from and against any claims, fines, penalties or causes of action arising out of Tenant's failure to comply with the provisions of this Section.

           6.        Surrender.

           Tenant agrees that it will keep the Leased Premises and the fixtures therein, in good order and condition and will at the expiration or termination of the Lease Term, surrender and deliver up the Leased Premises in as good a condition as they were at the commencement of the Lease Term, ordinary wear and tear and damage by insured casualty not due to the negligence of Tenant excepted.

           7.        Tenant's Repairs and Maintenance.

           Tenant shall, at its own cost and expense, maintain the interior and exterior of the Leased Premises, structural and nonstructural items, in good condition, promptly making all necessary repairs and replacements, including, but not limited to roof, driveways, sidewalks, windows, glass and plate glass, doors, walls and finish work, floors and floor coverings, the sprinkler system, if any, as well as all plumbing work and fixtures, inside and outside, termite and pest extermination, regular removal of trash and debris and keep the Leased Premises in a clean and sanitary condition. Tenant agrees that it will at the time of occupancy, inspect the Leased Premises and take all equipment therein including, but not limited to, the plumbing and electrical systems, the sprinkler system, and HVAC, "as is" and that Landlord will make no representation or warranty in connection therewith.

           8.        Alterations.

           Without Landlord's prior written consent, Tenant shall not make any alterations, additions or improvements to the Leased Premises. All alterations, additions and improvements erected by Tenant shall be the property of Tenant during the term of this Lease and Tenant shall, unless Landlord otherwise elects as hereinafter provided, remove all such alterations, additions and improvements and

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restore the Leased Premises to their original condition by the termination of this Lease; provided, however, that if Landlord so elects prior to the termination of this Lease, such alterations, additions and improvements shall become the property of Landlord as of the date of the termination of this Lease, and shall be delivered to Landlord with the Leased Premises. All shelves, bins, machinery and trade fixtures installed by Tenant may be removed by Tenant prior to the termination of this Lease, if Tenant so elects, and shall be removed by the date of the termination of this Lease if required by Landlord. Upon any such removal, Tenant shall restore the Leased Premises to their original condition, reasonable wear and tear excepted. All such removals and restorations shall be accomplished in a good workmanlike manner so as not to damage the primary structure or structural qualities of the Leased Premises.

           All of the alterations, additions, improvements, repairs and maintenance required of or made by, Tenant must conform to all regulations and requirements of Federal, state and local governments.

           Notwithstanding the foregoing, any such alterations, additions, improvements, repairs and maintenance required of or made by Tenant shall not be deemed to be an agreement or consent by Landlord to subject Landlord's interest in the Leased Premises to any mechanic's or materialmen's liens which may be filed in connection therewith.

           9.        Inspection.

           Landlord (or its agents and employees) shall have the right to enter and inspect the Leased Premises at any time, for the purpose of ascertaining the condition of the Leased Premises or in order to make repairs. Landlord shall not be liable to Tenant for any damages of any kind whatsoever caused by Landlords inspection, repair, or maintenance of the Leased Premises, unless caused by the gross negligence of Landlord. Landlord shall also have the right to enter the Leased Premises at any reasonable time during business hours for the purpose of showing the Leased Premises to prospective new tenants or potential buyers, and shall have the right to erect on the Leased Premises a suitable sign indicating the Leased Premises are available for rent and/or sale. Landlord shall use its best efforts to minimize disruption to Tenant's business operations during such entry or inspection. Tenant shall give written notice to Landlord at least sixty
(60) days prior to vacating the Leased Premises and shall arrange to meet with Landlord for a joint inspection of the Leased Premises prior to vacating. In the event of Tenant's failure to give such notice or arrange such joint inspection, Landlord's inspection at or after Tenant's vacating the Leased Premises shall be conclusively deemed correct for purposes of determining Tenant's responsibility for repairs and restoration.

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           10.       Utilities.

           Tenant shall be responsible for the payment of all bills for electricity, gas, sewer, water, telephone, and all other utilities used in the Leased Premises. Tenant shall, where possible, place the above-referenced utility services in Tenant's name. Tenant shall maintain a level of heat in the Leased Premises which shall insure that the inside pipes and plumbing fixtures will not freeze and break, and Tenant shall be responsible for any repairs and replacements to said pipes and fixtures and any damage to the Leased Premises and personal property arising from freezing pipes and fixtures.

           Any failure in the services of utilities provided in or on the Leased Premises shall not render Landlord liable in any respect for damages to either person or property or the business of Tenant, nor be construed as an eviction of Tenant, nor work an abatement of any Rent, or Additional Rent, nor relieve Tenant from Tenant's obligations hereunder. In no event shall Landlord be obligated to provide any such services or utilities in any manner or to any extent.

           11.       Real Property Taxes.

           Tenant agrees to pay to Landlord throughout the term of this Lease, as Additional Rent, any and all real property taxes, assessments, and levies assessed against the Leased Premises during each tax year ("Real Property Taxes"). Tenant covenants and agrees to deposit monthly, in advance, and if requested by Landlord, with Landlord on the first day of each calendar month throughout the Lease Term an amount equal to one-twelfth (1/12th) of Landlord's estimate of the Real Property Taxes for the next succeeding tax fiscal year. The first installment shall be due and payable by Tenant on the Rent Commencement Date, without proration, and the next installment shall be paid on the first day of the next calendar month. Any underpayment of Tenant's obligations not covered by the accumulation of monthly deposits shall be paid by Tenant within fifteen
(15) days of Landlord's demand and any overpayment shall be credited against the installments next coming due. Any interest earned on the escrow deposits payable hereunder shall be and remain the property of Landlord.

           Should any governmental taxing authority acting under any present or future law, ordinance or regulation, levy, assess, or impose a tax, excise and/or assessment (other than an income or franchise tax) upon or against the Rent, or any part of it, payable by Tenant to Landlord, either by way of substitution (in whole or in part) for or in addition to any existing tax on the Leased Premises or otherwise, Tenant shall be responsible for and shall pay such tax, excise and/or assessment, or shall reimburse Landlord for the amount thereof within thirty (30) days of demand, as the case may be.

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         Reasonable expenses incurred by Landlord in obtaining or attempting to obtain a reduction of any Real Property Taxes shall be added to and included as Additional Rent. Real Property Taxes which are being contested by Landlord shall nevertheless be included for purposes of computing Tenant's liability hereunder, but if Tenant shall have paid any amount of Additional Rent pursuant to this
Section 11, and thereafter Landlord shall receive a refund of any portion of any Real Property Taxes on which such payment shall have been based, Landlord shall pay to Tenant such refund. Landlord shall have no obligation to contest, object to or litigate the levy or imposition of any Real Property Taxes and may settle, compromise, consent to, waive or otherwise determine in its discretion any Real Property Taxes without the consent or approval of Tenant.

           In the event any governmental authority includes in the tax base upon which the Real Property Taxes are levied or assessed the value of any improvements made by Tenant, or of any machinery, equipment, fixtures, inventory or other personal property or assets of Tenant, then Tenant shall pay the entire portion of the Real Property Taxes attributable to or based upon such items in addition to the portion of the Real Property Taxes payable by Tenant as otherwise provided in this Section.

           Tenant agrees to pay before delinquency all taxes imposed on or incidental to the personal property of Tenant, the conduct of its business and its use and occupancy of the Leased Premises.

           12.       Assignment and Subletting.

           Tenant shall not mortgage this Lease or any estate or interest therein. Tenant shall not assign this Lease, in whole or in part, or sublet all or any portion of the Leased Premises, without first obtaining the Landlord's written consent, which consent can be given or withheld by the Landlord in Landlord's sole and absolute discretion. This prohibition includes any subletting or assignment which would otherwise occur by operation of law, merger, consolidation, reorganization, transfer or other change of Tenant's corporate or proprietary structure, or any assignment or subletting to or by a receiver or Trustee in any bankruptcy, insolvency, or other proceedings. Any change in ownership or power to vote a majority of the issued and outstanding voting stock of Tenant, shall constitute an assignment for the purpose of this Lease and shall require the written consent of Landlord as provided in this Section. Consent by Landlord to any assignment or subletting shall not constitute a waiver of the requirement for Landlord's consent to any subsequent assignment or subletting. The acceptance by Landlord of the payment of rent following any assignment or subletting shall not be deemed to be a consent by Landlord to such assignment or subletting.

           It is expressly understood and agreed that in the event Landlord approves a sublease by Tenant such approval shall not be construed as a waiver or release of

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Tenant from the terms of any covenant or obligation under this Lease, nor shall the collection or acceptance of any rent from any such subtenant constitute a waiver or release of Tenant of any covenant or obligation contained in this Lease, nor shall any such subletting be construed to relieve Tenant from giving Landlord notice or from obtaining the consent in writing of Landlord to any future subletting. In the event that Tenant defaults hereunder, Tenant hereby assigns to Landlord the rent due from any subtenant of Tenant and hereby authorizes each such subtenant to pay said rent directly to Landlord. In addition, if the rents and other amounts due and payable under any sublease for any period shall exceed the rents and other amounts payable for the Leased Premises pursuant to this Lease, then Tenant shall pay one hundred (100%) percent of such excess to Landlord, as Additional Rent, as and when received by Tenant.

           Landlord may freely and fully assign its interest hereunder. In the event of any transfer of title to the Leased Premises, or of Landlord's interest in the Leased Premises, the transferor shall be relieved of all obligations of Landlord under this Lease accruing after such transfer and it shall be deemed, without further agreement, that such transferee has assumed and agreed to perform and observe all obligations of Landlord herein during the period it is the holder of transferor's interest under this Lease and further, it is hereby agreed that Tenant shall be bound to such transferee Landlord in accordance with all of the obligations as Tenant as set out in this Lease.

           13.       Fire and Casualty Damage.

           In the case of the total destruction, or the destruction of a substantial part of the Leased Premises by fire, other casualties, the elements or other cause, or of such damage thereto as shall render the Leased Premises or a substantial part thereof totally unfit for occupancy by Tenant, this Lease, at the option of Landlord, by giving of written notice to the Tenant within ninety
(90) days after the date of such destruction or damage, shall terminate and be at an end. In the event of termination, Tenant shall surrender and deliver to Landlord the Leased Premises together with payment of the Rent and Additional Rent to the date of such occurrence. For purposes of this Section, a "substantial part" shall mean fifty (50%) percent or more of the Leased Premises.

           If the Lease does not terminate pursuant to the foregoing provisions or there is only a partial destruction of the Leased Premises, the Landlord shall, at its own expense, restore the Leased Premises with all reasonable diligence, and the Rent shall be abated proportionately based upon the square foot area of the Leased Premises still tenantable, from the date of casualty to the date that the Leased Premises shall be fully restored by the Landlord. Landlord, however, shall not be required to expend any sums in excess of insurance proceeds received for purposes of such restoration. No compensation, claim or diminution of Rent will be allowed

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or paid, by Landlord, by reason of inconvenience, annoyance, or injury to business arising from the necessity of repairing the Leased Premises. In no event shall Landlord be required to rebuild, repair, or replace any part of the partitions, fixtures, additions and other improvements which may have been placed in, on or about the Leased Premises by Tenant. Notwithstanding the foregoing, if the restoration of the Premises is not completed within six (6) months from the date of destruction or damage, then either party shall have the right to terminate this Lease by notice given within fifteen (15) days thereafter; otherwise the Lease shall continue.

           14.       Liability and Indemnification.

           Landlord shall not be liable for any losses, damages, injuries or accidents of any kind however or by whatever or whomever caused, arising from any occurrence on or about the Leased Premises or the occupancy or uses by Tenant of the Leased Premises or caused by any act or omission of Tenant, its agents, servants, employees, assignees, customers or invitees, unless caused by the gross negligence of Landlord and covered by casualty or liability insurance. Notwithstanding any other provision of this Lease to the contrary, except to the extent expressly prohibited by law, Tenant hereby waives any claim it might have against Landlord or any partner, officer, director, employee or agent of Landlord, for any consequential damages sustained by Tenant arising out of the loss or damage to any person or property of Tenant. In addition, Tenant agrees only to look to Landlord's interest in the Leased Premises for recovery of any Judgment from Landlord, it being specifically agreed that Landlord shall not be personally liable for any such Judgment.

           Tenant shall indemnify Landlord, and shall save it harmless from and against any and all claims, actions, damages, liability and expense, including reasonable attorneys' fees, in connection with loss of life, personal injury or damage to property arising from any occurrence in or about the Leased Premises, or from the occupancy or uses by Tenant of the Leased Premises, or caused by any act or omission of Tenant, its agents, servants, employees, assignees, customers or invitees, including, but not limited to, the filing of any mechanics' or materialmen's liens against the Leased Premises, unless caused by the gross negligence of Landlord and covered by casualty or liability insurance.

           Tenant shall pay all costs and expenses, including reasonable attorneys' fees and court costs, that may be incurred by Landlord in enforcing any of the covenants and agreements in this Lease or in enforcing a termination of this Lease pursuant to Section 21. below.

           15.       Insurance.

           At all times after the execution of this Lease, Tenant will carry and maintain at Tenant's sole cost and expense:

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           A. Public liability insurance with respect to the Leased Premises, to afford protection with limits of not less than $1,000,000.00 with respect to personal injury or death, and $100,000.00 with respect to property damage;

           B. If and to the extent required by law, workmen's compensation or similar insurance in form and amounts required by law;

           C. Fire, vandalism and extended coverage insurance with respect to Tenant's improvements and fixtures, equipment and other property in the Leased Premises;

           The insurance policies evidencing such insurance shall be maintained with insurance companies approved by Landlord, shall name Landlord as an additional named insured and shall also contain a provision by which the insurer agrees that such policies shall not be cancelled except after thirty (30) days written notice to Landlord. Upon execution of this Lease and annually thereafter, and upon request by Landlord, Tenant shall deliver to Landlord a certificate from the insurers evidencing each such policy to be in effect.

           Each Insurance policy carried by Tenant pursuant to this Section 15., shall provide, if agreed to by the insurance company, that the insurance company waives all rights of recovery by way of subrogation against Landlord in connection with all matters included within the scope of such policies.

           Notwithstanding the foregoing, if the Leased Premises are ever subject to a Deed of Trust and the Lender requires any additional or different coverage or requires any other provisions to be inserted into the insurance contract, then Tenant agrees to insure that the same is accomplished, all at the cost and expense of Tenant.

           16.       Condemnation.

           If less than a substantial part of the Leased Premises shall be taken, condemned or sold for public or quasi-public use or purpose by or to any competent authority, then this Lease shall not terminate except as to the part taken. The Lease will terminate as to the part taken as of the date when title vests in any such authority. Tenant shall pay Rent and Additional Rent covering only that part of the Leased Premises not so taken; the Rent for such space shall be that portion of the total Rent and Additional Rent which the amount of square foot area remaining bears to the total square foot area of all of the Leased Premises. Tenant agrees that if the entire Leased Premises, or a substantial part thereof, shall be taken or condemned or sold for public or quasi-public use or to any competent authority, this Lease shall terminate as to the entire Leased Premises as of the date when title vests in such authority. Tenant shall have no claim against Landlord and shall have no

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claim or right to any portion of the amount awarded as damages or paid as a result of any condemnation. Upon such condemnation or taking, Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease, leasehold improvements or goodwill. For purposes of this Section, a "substantial part" shall mean fifty (50%) percent or more of the Leased Premises.

           Notwithstanding the foregoing provisions of this Section, Tenant shall be entitled to make a separate claim against the condemning authority for loss of its leasehold interest or other damages provided that the amount of Landlord's award shall not be reduced thereby.

           If less than a substantial part of the Leased Premises be taken by condemnation, or the Lease is not terminated in accordance with the foregoing provisions, Landlord shall, upon receipt of the award of condemnation, make all necessary repairs or alterations to the Leased Premises so as to constitute the Leased Premises a complete architectural unit, but Landlord shall not in any event be required to spend for such work more than the amount received by Landlord as damages. Tenant, at its sole cost and expense, shall, with respect to all signs, trade fixtures, equipment, display cases, furniture, furnishings and other installations of Tenant restore such part of the Leased Premises as is not taken to as near to its former condition as possible.

           Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Leased Premises requires that the condemnation proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such holder, whereupon all rights and obligations under this Lease shall terminate.

           17.       Holding Over.

           Tenant will, at the termination of this Lease, yield immediate possession to Landlord. However, if Tenant holds over, then unless the parties hereto otherwise agree in writing on the terms of such holding over, the hold over tenancy shall be subject to termination by Landlord at any time upon not less than thirty (30) days advance written notice, or by Tenant at any time upon not less than thirty (30) days advance written notice. However, in the event of nonpayment of Rent or Additional Rent or any other payments required to be made by Tenant hereunder, when due, or of the breach of any other covenant herein contained by Tenant, Tenant shall not be entitled to any notice to quit, the usual thirty (30) days' notice to quit being hereby waived. All of the other terms and provisions of this Lease shall be applicable during that period, except that Tenant shall pay Landlord from time to time upon demand as rental for the period of any holdover, an amount equal to

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twice the rent in effect on the Lease termination date, computed on a daily basis for each day of the holdover period; provided, however, that if Tenant is holding over with Landlord's written consent, the monthly rental to be paid shall equal the monthly rental previously paid for the last month of the initial term of this Lease. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided herein or in a written amendment to this Lease. This Section shall not be construed as Landlord's consent for Tenant to hold over.

           In the event Tenant shall hold over after the expiration of the term hereby created, and if Landlord shall desire to regain possession of the Leased Premises promptly at the expiration of the term aforesaid, then at any time prior to Landlord's acceptance of Rent from Tenant as a monthly tenant hereunder, Landlord may forthwith re-enter and take possession of the Leased Premises without process, or by any legal process in force.

           18.       Quiet Enjoyment.

           Landlord covenants that it now has good title to the Leased Premises and represents and warrants that it has full right and authority to enter into this Lease and that Tenant, upon paying the rent and performing its other covenants and agreements herein set forth, shall peaceably and quietly have, hold and enjoy the Leased Premises for the term of the Lease without hinderance or molestation from Landlord, subject, however, to the terms and provisions of this Lease.

           19.       Lien for Rent.

           Tenant hereby grants to Landlord a lien on all personal property of Tenant now or hereafter placed in or on the Leased Premises and such property shall be and remain subject to such lien of Landlord for payment of all Rent, Additional Rent and all other sums agreed to be paid by Tenant herein or for costs relating to the Leased Premises that Tenant may hereafter agree to pay to Landlord. Said lien shall be in addition to and cumulative of the Landlord's lien rights provided by law.

           20.       Events of Default.

           The following events shall be deemed to be events of default by Tenant under this Lease:

           A. Tenant shall fail to pay any installment of the Rent, Additional Rent, or any other payment or reimbursement to Landlord required herein, when due, and such failure shall continue for a period of five (5) days from the date such payment is due.

         B. Tenant shall become insolvent, or shall make a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors.

         C. Tenant shall file a petition under any chapter of the Bankruptcy Reform Act, as amended, or under any similar law or statute of the United States, the District of Columbia or any State, or a petition is filed against Tenant and such petition is not dismissed within thirty (30) days of filing.

         D. A receiver or trustee shall be appointed for all or substantially all of the assets of Tenant. If said receiver shall be appointed pursuant to the petition of someone other than Tenant, if such appointment is not terminated within thirty (30) days of appointment.

         E. Tenant shall vacate or abandon the Leased Premises for ten (10) consecutive days, unless such vacating or abandonment is a result of alteration, renovation, fire or condemnation and Tenant manifests an intention to return.

         F. The taking of this Lease or the Leased Premises or any part thereof upon execution or by other process of law directed against Tenant, or upon or subject to any attachment at the instance of any creditor of or claimant against Tenant, which shall not be discharged or disposed of within thirty (30) days after the levy thereof.

         G. Tenant shall fail to comply with any term, provision or covenant of this Lease, other than the payment of Rent, Additional Rent and other charges, and shall not cure such failure, within thirty (30) days after written notice thereof to Tenant, or if cure, cannot be made within thirty (30) days, if Tenant shall fail to diligently begin curing such failure within said thirty (30) day period. However, any such failure to comply with the terms of this Lease must be cured within a reasonable time after Landlord's initial notice to Tenant and Tenant must make all diligent attempts to cure this failure as soon as possible after Landlord's initial notice.

         21. Remedies.

         Upon the occurrence of any of the events of default, then, at the option of Landlord, Tenant's right of possession shall thereupon terminate, and Landlord shall be entitled to possession of the Leased Premises. Landlord may proceed to recover possession either by forcible reentry without process of law or by process of law. Any notice to quit, or of intention to reenter the Leased Premises, is hereby expressly waived by Tenant. In the event of such reentry by process of law or otherwise, Tenant nevertheless agrees to remain answerable for any and all damages, including, but not limited to, reasonable attorneys' fees, brokerage fees, expenses of placing the Leased Premises in first class rentable condition and deficiency or loss of rent which Landlord may sustain by such reentry, whether or not Landlord re-lets the Leased Premises, plus interest from the date due to date of payment in the amount of one (1%) percent per month. In the event of reentry, Landlord shall have full power, which is hereby acceded to by Tenant, to re-let the Leased Premises for and on behalf of Tenant. Whether or not Landlord re-lets the Leased Premises, Landlord shall have the right both to sue each month for loss of rents, additional rents, and monthly deficits and to sue immediately for all Rent, Additional Rent and monthly deficits due as of the date of default and due for the remaining term of the Lease, such rentals for the remainder of the term to be accelerated at Landlord's option. The commencement or maintenance of any one or more actions shall not bar Landlord from bringing subsequent actions for further accruals pursuant to provisions of this Section. Anything to the contrary notwithstanding, Landlord may, at its option, await the expiration of the term of this Lease before seeking to recover any such rents, additional rents and monthly deficits, in which event the causes of action shall not be deemed to have accrued until the date of expiration of said term.

           Tenant on behalf of itself and all persons claiming through Tenant, including all creditors, does hereby waive any and all rights and privileges, so far as is permitted by law, which Tenant and all such persons might otherwise have under any present or future law (i) to the service of any notice of intention to reenter, (ii) to reenter or repossess the Leased Premises, or (iii) to restore the operation of this Lease, with respect to any dispossession of Tenant by judgment or warrant of any court, whether such dispossession, reentry, expiration or termination be by operation of law or pursuant to the provisions of this Lease.

           Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies provided herein or by law, nor shall pursuit of any remedy herein provided constitute, a forfeiture or waiver of any Rent or Additional Rent due to Landlord or of any damages accruing to Landlord by reason of the violation of any of the other terms, provisions and covenants of this Lease. No act or thing done by Landlord or its agents during the Lease Term shall be deemed a termination of this Lease or an acceptance of the surrender of the Leased Premises, and no agreement to terminate this Lease or accept a surrender of the Leased Premises shall be valid unless it is in writing and signed by Landlord. No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed a waiver of any other violation or breach of any of the terms, provisions and covenants of this Lease. Landlord's acceptance of the payment of Rent or other payments hereunder after the occurrence of an event of default shall not be construed as a waiver of such default, unless Landlord so notifies Tenant in writing. Forbearance by Landlord to enforce one or more of its remedies upon an event of default shall not constitute a waiver of such default or of Landlord's right to enforce any such remedies with respect to such default or any subsequent default.

           22. Landlord's Cure of Default by Tenant; Reimbursement of Expenses.

           If Tenant defaults in making any payment or in doing any act herein required, then Landlord may, but need not, make such payment or do such act. If Landlord makes any such payment or incurs any charge or expense, on behalf of Tenant under the terms of this Lease, the amount of the payment or expense, shall constitute, Additional Rent hereunder, and shall, unless otherwise provided herein, be due and payable within ten (10) days after Landlord sends a written invoice therefor; provided, however, that the making of any such payment or the doing of such act by Landlord shall not cure such default by Tenant, or estop Landlord from pursuing any remedy to which Landlord would otherwise be entitled.

           23. Subordination.

           This Lease is subject and subordinate to all ground or underlying leases, and to any mortgage or deed of trust (which terms shall include both construction and permanent financing) that may now or hereinafter encumber or otherwise affect the Leased Premises or Landlord's leasehold interest therein, and to all renewals, extensions, modifications, consolidations, replacements, and/or refinancings thereof. This clause shall be self-operative, and no further instrument of subordination shall be required by any mortgagee or trustee to effect the subordination of this Lease. Nonetheless, in confirmation of such subordination, Tenant shall, at Landlord's request, promptly execute any requisite or appropriate certificate or document. Tenant hereby constitutes and appoints Landlord as Tenant's attorney-in-fact to execute any stock certificates or documents on behalf of Tenant. Tenant further covenants and agrees that it will, at the written request of the party secured by a mortgage or deed of trust, execute, acknowledge and deliver any instrument to effect the subordination of this Lease to such mortgage or deed of trust. Tenant agrees that in the event that any proceedings are brought for the foreclosure of such mortgage or deed of trust, Tenant shall attorn to the purchaser at such foreclosure sale, if requested to do so by the Purchaser, and to recognize the purchaser as Landlord under this Lease, and Tenant waives the provisions of any statute or rule of law, now or hereafter in effect, which may give Tenant any right to terminate this Lease in the event that any such foreclosure proceeding occurs.

           24. Estoppel Certificates.

           Tenant agrees, upon not less than five (5) days written notice by Landlord, to execute, acknowledge and deliver to Landlord, a statement in writing: (i) certifying that this Lease is unmodified and in full force and effect, or if there have been modifications, that this Lease is in full force and effect as modified and stating any such modifications; (ii) certifying that Tenant has accepted possession of the Leased Premises; (iii) stating that no rent under this Lease has been paid more than thirty

(30) days in advance of its due date (other than the security deposit); (iv) stating the address to which notices to Tenant should be sent; (v) certifying that Tenant, as of the date of any such certification, has no charge, lien or claim of set-off under this Lease, or otherwise, against rents or other charges due or to become due hereunder; and (vi) stating whether or not to the best of Tenant's knowledge, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease, and, if so, specifying each such default of which Tenant may have knowledge. Any such statement delivered pursuant hereto maybe relied upon by any owner of the Leased Premises, any prospective purchaser of the Leased Premises, any mortgagee, or prospective mortgagee of the Leased Premises or of Landlord's interest, or any prospective assignee of any sub-mortgagee.

           25.       Mechanics' Lien.

           Tenant shall have no authority, express or implied, to create or place any lien or encumbrance upon, or in any manner to bind, the interest of Landlord in the Leased Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor or any construction or repairs. Tenant covenants and agrees to pay all sums legally due and payable by it on account of any labor performed or materials furnished on the Leased Premises on which any lien is or can be validly and legally asserted against its leasehold interest in the Leased Premises. If any mechanics' or materialmen's lien is filed against the Leased Premises for work furnished to Tenant such lien shall be discharged by Tenant within ten (10) days, at Tenant's sole cost and expense, by the payment thereof or by filing any bond required by law. If Tenant fails to discharge any such mechanics' or materialmen's lien, Landlord may, at its option, discharge the same and treat the cost thereof as Additional Rent payable with the monthly installment of Rent next becoming due. In no event, however, shall such payment by Landlord cure such default by Tenant or estop landlord from pursuing any remedy to which Landlord would otherwise be entitled.

           26.       Financing Requirements.

           In the event that any bank, insurance company, or other financial institution providing mortgage financing for the Leased Premises requires, as a condition of such financing, that modification to this Lease be obtained, and provided that such modifications (a) are reasonable, (b) do not adversely affect Tenant's use of the Leased Premises as herein permitted under the terms of the Lease, and (c) do not increase the rentals and other sums required to be paid by Tenant hereunder, Landlord shall submit such required modifications to Tenant, and Tenant shall execute an Amendment hereto incorporating such modifications within ten (10) days after the same has been submitted to Tenant. If Tenant shall fail to so execute such an amendment, then Landlord shall thereafter have the right to terminate this

Lease, by giving Tenant written notice of such termination, and Landlord shall thereupon be relieved from any further obligations hereunder.

           27.       Notices.

           A. All Rent, Additional Rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at the address set forth in Section B. below or at such other address as Landlord may specify from time to time by written notice.

           B. Any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered whether or not actually received, when deposited in the United States Mail, postage prepaid, Certified or Registered Mail, addressed to the parties at the respective addresses set out below, or at such other address as they have specified by written notice delivered in accordance herewith:

IF TO LANDLORD: 7595 Rickenbacker Drive, Gaithersburg, Maryland

IF TO TENANT: Tenant hereby elects the Leased Premises as its domicile for the purpose of service of all notices, writs or other legal documents, or process, in any action or proceeding which Landlord may undertake under this Lease.

           28.       No Partnership.

           Nothing contained in this Lease shall be construed to create a partnership or joint venture of or between Landlord and Tenant, or create any other relationship between those parties other than that of Landlord and Tenant. Any intention to create a joint venture, partnership or agency relationship between the Landlord and Tenant is hereby expressly disclaimed. Nothing contained in this Lease shall be construed so as to confer upon any other party the rights of a third-party beneficiary.

           29.       No Representations by Landlord.

           Neither Landlord nor any agent or employee of Landlord has made any representations or promises with respect to the Leased Premises except as herein expressly set forth, and no rights, privileges, easements or licenses are required by Tenant except as herein set forth. Tenant, by taking possession of the Leased Premises, shall accept the same "as is" and such taking of possession shall be conclusive evidence that the Leased Premises is in good and satisfactory condition at the time of such taking of possession.

           30.       Brokers.

           Landlord and Tenant each represent and warrant one to the other that no one else, has carried on the negotiations relating to this Lease.

           31.       Waiver of Trial by Jury.

           Tenant hereby waives its right to a trial by jury in any action, proceeding or counterclaim, brought by either of the parties hereto on any matters in any way connected with this Lease, the relationship of Landlord and Tenant, and/or Tenant's use or occupancy of the Leased Premises.

           32.       Waiver of Redemption.

           Tenant hereby expressly waives, for itself and all persons claiming by, through, or under it, any right of redemption or for the restoration of the operation of this Lease under any present or future law in case Tenant shall be dispossessed for any cause, or in case Landlord shall obtain possession of the Leased Premises as provided herein.

           33.       Net Lease.

           It is the intention of Landlord and Tenant that this Lease is a net lease and that Landlord shall only be responsible for those items and expenses which are expressly made Landlord's responsibility herein, and all other items and expenses shall be borne by Tenant, including all fees and assessments.

           34.       Binding Effect of Lease.

           It is agreed that all rights, remedies and liabilities of the parties hereto shall extend to their respective heirs' executors, administrators and, except as otherwise expressly provided in this Lease, their successors and permitted assigns.

           35.       Rules and Regulations.

           Tenant, its agents, employees, invitees, licensees, customers, clients, and guests shall at all times abide by and observe all rules or regulations as may be promulgated from time to time by Landlord, provided a copy is sent to Tenant, for the operation and maintenance of the Leased Premises. Nothing contained in this Lease shall be construed to impose upon Landlord any obligation to enforce such rules and regulations.

           36.       Applicable Law.

           The laws of the State of Maryland shall govern the validity, performance and enforcement of this Lease.

           37.       Time of Essence.

           Time is of the essence with respect to the performance of Tenant's obligations under the Lease.

           38.       Acceptance of Charges.

           Tenant's failure to object to any statement, invoice or bill rendered by Landlord within five (5) days of its receipt shall constitute Tenant's acquiescence with respect thereto and shall render such statement, invoice or bill an account stated between Landlord and Tenant.

           39.       Survival of Terms.

           All obligations of Tenant hereunder not fully performed as of the expiration or earlier termination of the term of this Lease shall survive the expiration or earlier termination of the term hereof, including, without limitation, all payment obligations with respect to Rent, and Additional Rent and all obligations and indemnifications concerning the condition of the Leased Premises. Upon the expiration or earlier termination of the term hereof, and prior to Tenant vacating the Leased Premises, Tenant shall pay to Landlord any amount reasonably estimated by Landlord as necessary to put the Leased Premises in good condition and repair, reasonable wear and tear excepted. All such amounts shall be used by Landlord for payment of such obligations of Tenant hereunder, with Tenant being liable for any additional costs therefor upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied.

           40.       Partial Invalidity.

           If any provision of this Lease or the application thereof to any person or circumstances shall to any extent be held void, unenforceable or invalid, then the remainder of this Lease or the application of such provision to persons or circumstances other than those as to which it is held void, unenforceable or invalid shall not be effected thereby, and each provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

           41.       Corporate Tenant.

           If Tenant is a corporation, the persons executing this Lease on behalf of Tenant hereby covenant and warrant that: Tenant is a duly constituted corporation qualified to do business in the state in which the Premises are located; all Tenant's franchises and corporate taxes have been paid to date; all future forms, reports, fees and other documents necessary for Tenant to comply with applicable laws will be filed by Tenant when due; and such persons are duly authorized by the board of directors of such corporation to execute and deliver this Lease on behalf of the corporation.

           42.       Miscellaneous.

           A. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural and vice versa, in any place in which the context so requires.

           B. If Tenant is a corporation or other entity, Tenant agrees to furnish to the Landlord, promptly upon demand, appropriate documentation evidencing the valid creation and existence of Tenant as a corporation or other entity, and proof of due authorization by the Shareholders, Board of Directors and/or owners of Tenant to enter into this Lease.

           C. The captions, paragraph numbers and index appearing in this Lease are for convenience of reference only, and in no way define, limit or otherwise describe, explain, modify or amplify the interpretation or construction of any provision of this Lease.

           D. Whenever reference is made to Landlord hereunder the same shall include the Landlord's partners, agents, and employees.

           E. Landlord and Tenant each acknowledge that they have had full opportunity to obtain legal counsel prior to executing this Lease.

           43.       Entire Agreement.

           This Lease contains the entire and only agreement between the parties. No oral statements or representations or prior written matter not contained or referred to in this Lease shall have any force or effect. This Lease shall not be modified in any way except by a writing executed by both parties hereto. No waiver of any provision of this Lease shall be deemed to have been made unless it is in writing and signed by both parties hereto.

           44.       Multiple Copies.

           The parties may execute multiple copies of this Lease, each of which shall be deemed an original.

           IN WITNESS WHEREOF, the parties have duly executed this Lease under seal as of the day and year first above written.

                                             LANDLORD:

                                             7595 RICKENBACKER LLC



                                             BY:  /s/
                                                  ------------------------------
                                                  Authorized Signatory

                                             TENANT:

                                             EXECUTIVE AMENITIES, INC.



                                             BY:  /s/ Robert W. Zaugg
                                                  ------------------------------
                                                  Authorized Signatory

                            FIRST AMENDMENT TO LEASE


         THIS FIRST AMENDMENT to lease (the "Amendment") between 7595 Rickenbacker LLC ("Landlord") and Executive Amenities, Inc. ("Tenant") is made as of the 12th day of May, 1994.

                                   WITNESSETH:

         WHEREAS, on August 20, 1993, Landlord and Tenant executed a Lease Agreement for the premises located at 7595 Rickenbacker Drive, Gaithersburg, Maryland (the "Lease"); and

         WHEREAS, in order to enable Landlord to obtain the permanent financing on the leased premises from the US Small Business Administration (the "SBA"), the termination date of the Lease must be later than the maturity of the SBA loan; and

         WHEREAS, Landlord and Tenant desire to amend the Lease to extend the term of lease.

         NOW THEREFORE, in consideration of the mutual agreements herein contained, Landlord and Tenant hereby covenant and agree as follows:

         1. Term. Paragraph 2.A. of the Lease shall be deleted in its entirety and the following shall be in its place and stead:

         "A. The term of this Lease (the "Lease Term") shall commence on the "Rent Commencement Date", and shall end twenty (20) Lease Years and one
         (1) full calendar year after said Rent Commencement Date. The Rent Commencement Date shall be the first day of the first calendar month after an Occupancy Permit is received on behalf of Tenant to occupy the Leased Premises. The first "Lease Year" during the term hereof shall be the period commencing on the Rent Commencement Date, and shall terminate twelve (12) full calendar months thereafter. Each subsequent Lease Year during the term hereof shall commence on the day immediately following the last day of the preceding Lease Year, and shall continue for a period of twelve (12) full calendar months."

           IN WITNESS WHEREOF, the parties have duly executed this Amendment under seal as of the day and year first above written.

                                             LANDLORD:

                                             7595 RICKENBACRER LLC



                                             BY:  /s/
                                                  ------------------------------
                                                  Authorized Signatory



                                             TENANT:

                                             EXECUTIVE AMENITIES, INC.



                                             BY:  /s/ Robert W. Zaugg
                                                  ------------------------------
                                                  Authorized Signatory